77Q1(e)iii

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended December 31, 2010

Sub-Item 77Q1(e)iii: Amendments to any new or amended Registrant investment advisory contracts

Submission of  the Investment Subadvisory Agreement between  QFI and Akros Capital, LLC, dated September 21, 2010, is incorporated by reference to Item (d)(12) Post-Effective Amendment No. 58 to the Registration Statement filed on Form Type 485BPOS on October 28, 2010.